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                                                                     EXHIBIT 99


                                   REVOCABLE PROXY
                                 TRIGG BANCORP, INC.


                           SPECIAL MEETING OF SHAREHOLDERS

                               _______________ __, 1998

The undersigned, a shareholder of TRIGG BANCORP, INC. ("TBI") hereby constitutes and appoints __________________________ and _______________________ and each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Special Meeting of Shareholders of TBI to be held on ___________________ __, 1998 at 11:00 a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.   A proposal to approve an Agreement
     and Plan of Merger between TBI and
     National City Bancshares, Inc., as more
     fully described in the accompanying            For    Against    Abstain
     Proxy Statement/Prospectus.                    [ ]      [ ]        [ ]

2.   To transact such other business as
     may properly come before the meeting.


     If not otherwise specified, the shares will be voted FOR Proposal 1. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy
Statement/Prospectus furnished herewith.

Please be sure to sign and date                       Date ______________, 1998
this Proxy below.


-------------------------------------    --------------------------------------
     (Shareholder sign above)                Co-holder (if any) sign above


NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.

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